UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2010

INTERNATIONAL BANCSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 000-09439

Texas	000-09439	74-2157138
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1200 San Bernardo, Laredo, Texas	78040-1359
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code (956) 722-7611

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 250.13e-4 (c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On August 6, 2010, International Bancshares Corporation (“IBC”) issued a news release announcing Douglas B. Howland’s and Larry A. Norton’s appointment to IBC’s Board of Directors (the “Board”), effective as of August 5, 2010.  The Board unanimously voted to appoint Mr. Howland and Mr. Norton as new directors of IBC.  Mr. Howland has been the CEO of a construction company in Laredo, Texas, for more than twenty years.  Mr. Howland has also served as a board member of IBC’s subsidiary bank, International Bank of Commerce, Laredo, Texas, since February 2010 and is a member of that board’s Executive Committee.  Additionally, he has served as a board member of IBC’s subsidiary bank, Commerce Bank, since June 1989, and is a member of that board’s Executive Committee, Audit Committee and Investment Committee. Mr. Howland will serve on two committees of IBC’s Board, the Audit Committee and the Asset/Liability, Investment, Balance Sheet-Management, Funds Management/Liquidity/Interest Rate Risk Committee.

Mr. Norton has been the President of a family retail sales business and has owned a retail computer sales company in Laredo, Texas, for more than twenty years.  Mr. Norton has also served as a board member of International Bank of Commerce, Laredo, Texas, since February 2010 and is a member of that board’s Executive Committee.  Additionally, he has served as a board member of Commerce Bank, since June 1982, and serves on that board’s Executive and Audit Committees.  Mr. Norton will serve on two committees of IBC’s Board, the Audit Committee and the Asset/Liability, Investment, Balance Sheet-Management, Funds Management/Liquidity/Interest Rate Risk Committee.

There was no arrangement or understanding between Mr. Howland or Mr. Norton and any other person pursuant to which Mr. Howland or Mr. Norton was selected as a director.  The Board has determined that both Mr. Howland and Mr. Norton are “independent directors” as defined under the applicable rules of the Securities and Exchange Commission and NASDAQ with respect to their service on the Board and the Board’s Audit Committee.

Mr. Howland and Mr. Norton and members of their immediate family and the companies with which they are associated were customers of, and had banking transactions with, IBC’s subsidiary banks in the ordinary course of the subsidiary banks’ business during 2009 and 2010, and IBC anticipates that such banking transactions will continue in the future.  All loans and commitments to loan included in such banking transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to IBC, and all of such indebtedness is fully performing and complies with Federal lending restrictions included in Section 22(h) of the Federal Reserve Act (12 U.S.C. 375b).  The indebtedness, in the opinion of IBC’s management, did not involve more than a normal risk of collectability or present other unfavorable features.

Mr. Howland and Mr. Norton will receive the standard compensation provided to IBC’s non-employee directors, the details of which are as follows:

•                  Mr. Howland and Mr. Norton will receive compensation for their services as directors of IBC in the amount of $900 for each IBC Board meeting and $300 for each meeting of a Board committee they attend.  Occasionally, Board meetings are held by telephone conference and they will not be paid for those meetings.

•                  Mr. Howland and Mr. Norton will continue to receive compensation for their services as directors of Laredo Bank and Commerce Bank in the amount of $900 for each board meeting and $300 for each meeting of a board committee of the Laredo Bank and Commerce Bank that they attend.

•                  Mr. Howland and Mr. Norton will receive no stock options or other equity-based awards in connection with their service as members of IBC’s Board or as members of the Laredo Bank’s or the Commerce Bank’s board of directors.

The news release announcing the directors appointment described in Item 5.02 above attached hereto and filed herewith as Exhibit 99, is incorporated herein by reference.

Item 9.01 Financial statements and Exhibits.

(d)  Exhibits.

99  News Release of International Bancshares Corporation dated August 6, 2010 entitled, “International Bancshares Corporation Announces Appointment of New Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BANCSHARES CORPORATION
(Registrant)

By:	/s/ Dennis E. Nixon
Dennis E. Nixon, President and
Chairman of the Board

Date:  August 6, 2010

EXHIBIT INDEX

Exhibit Number	Description	Page Number

99	News Release of International Bancshares Corporation dated August 6, 2010 entitled, “International Bancshares Corporation Announces, Appointment of New Directors”	7